Exhibit 99.1
UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

In Re SUNRISE SENIOR LIVING, INC.
Derivative Litigation	Civil Action No. 07-00143

This Document Relates To:
ALL ACTIONS
NOTICE OF PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE
LITIGATION, HEARING THEREON, AND RIGHT TO APPEAR
          TO ALL HOLDERS OF SUNRISE SENIOR LIVING, INC. (“SUNRISE” OR THE “COMPANY”) COMMON STOCK AS OF MAY 4, 2009. PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY AS YOUR RIGHTS MAY BE AFFECTED. The purpose of this Notice is to inform you, as shareholders of Sunrise, of the above-captioned shareholder derivative action (the “Action”) pending in the United States District Court for the District of Columbia (the “Court”), and of a proposed settlement (the “Settlement”) of the Action and a related shareholder derivative action, captioned Young, et al. v. Klaassen, et al., No. 2770-VCL pending in the Delaware Chancery Court (“the Delaware Action,” and collectively with the Action, the “Actions”) pursuant to the terms of a Stipulation and Agreement of Settlement (the “Stipulation”) entered into between the parties in the Actions. All defined terms contained herein shall have the same meanings as set forth in the Stipulation.
          This notice also informs you that a Settlement Hearing will be held on June 26, 2009, at 2 p.m. before the Honorable Reggie B. Walton, United States District Judge of the United States District Court for the District of Columbia, E. Barrett Prettyman United States Courthouse, Courtroom 16, 333 Constitution Avenue, N.W., Washington, D.C. 20001. The purpose of the Settlement Hearing is to determine: (a) whether the terms and conditions of the Stipulation, including the negotiated payment of attorneys’ fees and expenses to Plaintiffs’ Counsel, are fair, reasonable, adequate, and in the best interests of Sunrise and its shareholders; (b) whether to enter final judgment dismissing the Action with prejudice and extinguishing and releasing any and all Released Claims as against the Released Persons; and (c) such other matters as may properly come before the Court. The Actions are not “class actions” and there is no fund on which you may make a claim for a monetary payment. If the Court approves the Settlement, a notice of dismissal will be filed in the Delaware Chancery Court to effect the dismissal with prejudice in the Delaware Action. The Court may adjourn the date of the Settlement Hearing without further notice to Sunrise shareholders.
          In the Action, D.C. Plaintiffs, derivatively on behalf of Sunrise, alleged, inter alia, that the Individual Defendants, current and former officers and directors of Sunrise, breached their fiduciary duties owed to Sunrise by manipulating stock option grant dates and engaging in other accounting improprieties related to the Company’s real estate assets. The Individual Defendants have denied and continue to deny any wrongdoing or that they breached their legal duties or caused Sunrise to suffer any injury, and continue to state that with respect to the matters at issue in the Action each of them believes that at all times he or she acted reasonably, appropriately, in good faith, and in a manner he or she believed to be in the best interests of Sunrise and its shareholders.
          Pursuant to the Stipulation and in consideration of the Settlement of the Action, the Company has agreed to adopt and/or agreed to maintain certain corporate governance reforms relating to: director independence, compensation committee oversight, audit committee oversight, employee finance skills and training, executive bonus compensation policies, policies for stock option awards and vesting, internal audit functions, an insider trading policy, improved internal controls in the accounting function, and other reforms, as described in Exhibit A to the Stipulation. Additionally, Defendant Paul Klaassen (“Klaassen”), the Company’s former Chief Executive Officer and founder, has agreed to increase the exercise price of 700,000 stock options previously granted to him. Defendant Klaassen also repaid the Company the value of all bonuses he received for fiscal years 2003 to 2005, and disclaimed bonuses for fiscal years 2006 and 2007.
          In light of the substantial benefits conferred upon the Company by the Settlement, Sunrise, on behalf of all Defendants, has agreed, upon approval by the Court, to cause the Company’s insurance carrier(s) to pay a total sum to Plaintiffs’ Counsel in both Actions of $1,000,000.00 (the “Fee and Expense Award”). The Fee and Expense Award shall reimburse Plaintiffs’ Counsel for attorneys’ fees and out-of-pocket expenses incurred in filing, prosecuting and settling the Actions. To date, Plaintiffs’ Counsel has not been paid any fees or reimbursed for any out-of-pocket expenses.
          The Settlement, if approved, will result in the dismissal with prejudice of the Actions and the Defendants will be released by Plaintiffs, Sunrise and Sunrise shareholders (individually and derivatively on behalf of Sunrise) from all claims that were or could have been alleged in the Actions and that arise from the facts and events forming the basis of the Actions, in accordance with the terms of the Stipulation.
          Any current Sunrise shareholder who seeks to object to any aspect of the Stipulation, the proposed Settlement, the entry of the Final Judgment and Order approving the Settlement, and/or application by Plaintiffs for the Fee and Expense Award, or who otherwise wishes to be heard, may appear in person or by his, her or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person other than the Settling Parties and their counsel in the Actions shall be heard, and no papers, briefs, pleadings or other documents submitted by such person shall be considered by the Court unless no later than fourteen (14) calendar days prior to the Settlement Hearing such person files a written objection with the Clerk of Court, at the E. Barrett Prettyman United States Courthouse, 333 Constitution Avenue, N.W., Washington, D.C. 20001, and, simultaneously with or before such filing, serves such written objection upon the following counsel:

Representative Firm for D.C. Plaintiffs:	Representative Firm for Defendants:
Ashley R. Palmer, Esq.	N. Thomas Connally, Esq.
Robbins Umeda LLP	Hogan & Hartson, LLP
610 West Ash Street, Suite 1800	Park Place II
San Diego, CA 92101	7930 Jones Branch Drive
McLean, Virginia 22102
          Any objection filed must also demonstrate the objecting shareholder’s ownership of Sunrise stock by including (a) the objecting person’s name, address and telephone number; and (b) formal proof of the number of shares of Sunrise common stock purchased and owned by the objecting person as of the record date of May 4, 2009, and the date such shares were acquired. Any shareholder who does not file a written objection in the manner and by the date set forth above shall be deemed to have forever waived any objection to the Settlement unless otherwise ordered by the Court.
          Attendance at the Settlement Hearing is not necessary for an objection to be considered by the Court. Sunrise shareholders wishing to be heard orally at the Settlement Hearing, however, are required to indicate in their written objection their intention to appear at the hearing. No Sunrise shareholder who has not timely filed and served a written objection will be heard orally at the Settlement Hearing. Sunrise shareholders who have no objection to the Settlement or the Fee and Expense Award do not need to appear at the Settlement Hearing or take any other action.
          This is a summary description of the Actions. Sunrise shareholders are referred to the Stipulation and documents publicly filed in connection with the Actions, including the pleadings and other papers, which you or your attorney may examine during regular business hours of each business day at the E. Barrett Prettyman United States Courthouse, 333 Constitution Avenue, N.W., Washington, D.C. 20001. Any inquiries about the Actions can be made to D.C. Plaintiffs’ Counsel pursuant to the above provided contact information.
DO NOT CONTACT THE COURT OR CLERK’S OFFICE REGARDING THIS NOTICE